Exhibit 23.1



CONSENT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM



We consent to the incorporation by reference in Registration Statement No. 33-20964, No. 33-24364, No. 33-41604, No. 33-54402, and No. 33-54404 of
Weingarten Realty Investors on Form S-8, in Post-Effective Amendment No. 1 to Registration Statement 33-25581 of Weingarten Realty Investors on Form S-8 and in Registration Statement No. 333-104560 and No. 333-104559 of Weingarten Realty Investors on Form S-3 of our report dated March 9, 2004, except for Notes 1, 2, 7, 8, 9, 16, 18, 19, 20, and financial statement schedule III, as to which the date is September 8, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in its method of accounting in 2002 for the impairment and disposal of long-lived assets to conform to Statement of Financial Accounting Standards No. 144) appearing in this Current Report on Form 8-K of Weingarten Realty Investors.



DELOITTE  &  TOUCHE  LLP
Houston,  Texas
September  8,  2004